As filed with the Securities and Exchange Commission on April 23, 1996
                                                  Registration No. 33-_____

===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                            ____________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            ___________________
    Public Service Electric and Gas              PSE&G Capital Trust I
                Company                          PSE&G Capital Trust II
 (Exact name of registrant as specified         PSE&G Capital Trust III
              in charter)                    (Exact name of registrants as
                                             specified in Trust Agreements)

                                                        Delaware
               New Jersey

         (State or other jurisdiction of incorporation or organization)

               22-1212800                         (to be applied for)

                (I.R.S. Employer Identification No.)

                               80 Park Plaza
                               P.O. Box 570
                         Newark, New Jersey 07101
                              (201) 430-7000

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                             Robert C. Murray
                           Senior Vice President
                        and Chief Financial Officer
                            80 Park Plaza, T4B
                               P.O. Box 570
                         Newark, New Jersey 07101
                              (201) 430-5630

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                              with copies to:
           James T. Foran, Esquire        Howard G. Godwin, Jr., Esquire
          General Corporate Counsel                Brown & Wood
             80 Park Plaza, T5B               One World Trade Center
                P.O. Box 570                   New York, New York 10048
          Newark, New Jersey 07101

  Approximate date of commencement of proposed sale to the public: After the Registration Statement becomes effective, as determined by market conditions and other factors.
                            ___________________

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                            ___________________



                                   CALCULATION OF REGISTRATION FEE

                                                         Proposed        Proposed
        Title of Each Class of         Amount To Be      Maximum         Maximum        Amount of
     Securities To Be Registered      Registered(1)   Offering Price    Aggregate     Registration
                                                      Per Unit(2)(3)     Offering          Fee
                                                                       Price(2)(3)

 PSE&G Capital Trust I, II and III
 Cumulative Quarterly Income
   Preferred Securities  . . . . . .

 Public Service Electric and Gas
 Company Guarantees with respect to
   Preferred Securities(4)   . . . .

 Public Service Electric and Gas
 Company Deferrable Interest
   Subordinated Debentures   . . . .
 Total . . . . . . . . . . . . . . .   $350,000,000        100%        $350,000,000    $120,689.66




(1) There are being registered hereunder a presently indeterminate number of Cumulative Quarterly Income Preferred Securities of PSE&G Capital Trust I, II and III with an aggregate initial offering price not to exceed $350,000,000 and related Guarantees and Deferrable Interest Subordinated Debentures of Public Service Electric and Gas Company for which no separate consideration will be received.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the Cumulative Quarterly Income Preferred Securities.
(4) This registration is deemed to include the rights of holders of the Cumulative Quarterly Income Preferred Securities under the Guarantees and certain backup undertakings as described in the Registration Statement.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================

                SUBJECT TO COMPLETION, DATED APRIL 23, 1996

      PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______________, 1996

                      __________ Preferred Securities
                           PSE&G Capital Trust I

_____% Cumulative Quarterly Income Preferred Securities (QUIPS(SM)),* Series A
              (liquidation amount $25 per Preferred Security)
               guaranteed to the extent PSE&G Capital Trust I
                      has funds as set forth herein by

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                     _________________________________

  The _____% Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities") offered hereby represent undivided beneficial interests in the assets of PSE&G Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Series A Issuer"). Public Service Electric and Gas Company ("PSE&G") will be the owner of the beneficial interests represented by the common
                                                   (continued on next page)

  See "Risk Factors" commencing on page S-3 for certain information relevant to an investment in the Series A Preferred Securities, including the period during which and circumstances under which payments of Distributions on the Series A Preferred Securities may be deferred and the related Federal income tax consequences.

  Application will be made to list the Series A Preferred Securities on the New York Stock Exchange. If approved for listing, trading of the Series A Preferred Securities is expected to commence within a 30-day period after the initial delivery thereof.
                     _________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES
                   AND EXCHANGE COMMISSION OR ANY STATE
                     SECURITIES COMMISSION PASSED UPON
                     THE ACCURACY OR ADEQUACY OF THIS
                       PROSPECTUS SUPPLEMENT OR THE
                       ACCOMPANYING PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                     _________________________________



                                                               Proceeds to
                               Initial Public  Underwriting     the Series
                               Offering Price Commission(1)
                                                              A Issuer(2)(3)

                               -------------- -------------   --------------

 Per Series A Preferred            $25.00          (2)            $25.00
 Security  . . . . . . . . .

 Total . . . . . . . . . . .    $___________       (2)         $___________
_______________________


(1) PSE&G and the Series A Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures, the Underwriting Agreement provides that PSE&G will pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $__________ per Series A Preferred Security (or $__________ in the aggregate). See "Underwriting."
(3) Expenses of the offering, which are payable by PSE&G, are estimated to be $______________.
                     _________________________________

     The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made in book-entry-only form through the facilities of DTC on or about June ____, 1996.
_______________________
*QUIPS is a service mark of Goldman, Sachs & Co.

                            Goldman, Sachs & Co.
                           _____________________

        The date of this Prospectus Supplement is __________, 1996.

(continued from previous page)
securities of the Series A Issuer (the "Common Securities"). First Union National Bank is the Property Trustee of the Series A Issuer (the "Property Trustee"). The Series A Issuer exists for the sole purpose of issuing beneficial interests in the assets of the Series A Issuer and investing the proceeds thereof in _____% Deferrable Interest Subordinated Debentures, Series A to be issued by PSE&G (the "Series A Debentures"). The Series A Preferred Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption. See "Description of the Preferred Securities - Subordination of Common Securities" in the accompanying Prospectus.

     Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions ("Distributions") at an annual rate of _____% of the liquidation amount of $25 per Series A Preferred Security, accumulating from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1996.
So long as a Debenture Event of Default has not occurred and is continuing, PSE&G has the right to defer payments of interest on the Series A Debentures by extending the interest payment period in respect thereof for up to 20 consecutive quarters (each, an "Extension Period"). See "Certain Terms of the Series A Preferred Securities---Distributions" herein and "Description of the Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus. If and for so long as interest payments are so deferred, Distributions on the Series A Preferred Securities will also be deferred.
During an Extension Period, Distributions will continue to accumulate, and owners of Series A Preferred Securities will be required to accrue interest income for Federal income tax purposes. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

     PSE&G has, through the Series A Guarantee, the Trust Agreement, the Indenture and the Series A Debentures, taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Preferred Securities. Under the Series A Guarantee, PSE&G guarantees the payment of Distributions and payments on redemption or liquidation with respect to the Series A Preferred Securities, in each case out of funds available therefor held by the Series A Issuer, to the extent described herein. See "Description of the Guarantee" in the accompanying Prospectus. If PSE&G fails to make payments on the Series A Debentures, the Series A Issuer will not have sufficient funds to make the related payments, including Distributions, on the Series A Preferred Securities. The Series A Guarantee does not cover such payments when the Series A Issuer does not have sufficient funds available therefor. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of the Series A Issuer under the Series A Debentures. See "Description of the Guarantee - Guarantee Events of Default" in the accompanying Prospectus.

     The obligations of PSE&G under the Series A Guarantee are subordinate and junior in right of payment to all general liabilities of PSE&G, and the obligations of PSE&G under the Series A Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of PSE&G. At March 31, 1996, the Senior Indebtedness of PSE&G aggregated approximately $5.315 billion.

     The Series A Preferred Securities are subject to mandatory redemption upon repayment of the Series A Debentures at maturity on _________, ____, or upon earlier redemption. See "Certain Terms of the Series A Preferred Securities-
- -Redemption."  PSE&G will have the option at any time on or after June
___, 2001 to redeem, in whole or in part, the Series A Debentures. In addition, the Series A Debentures will be subject to redemption, in whole but not in part, at the option of PSE&G upon the occurrence of certain special events described under "Certain Terms of the Series A Preferred Securities-
- -Special Event Redemption."

     PSE&G has the right, at any time, subject to certain conditions, to terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities and the Common Securities. See "Certain Terms of the Series A Preferred Securities-
- -Distribution of Series A Debentures." If the Series A Debentures are so distributed, PSE&G will use its best efforts to list them on the New York Stock Exchange.

     In the event of liquidation of the Series A Issuer, holders of Series A Preferred Securities will be entitled to receive a liquidation amount of $25 per Series A Preferred Security plus accumulated and unpaid Distributions to the date of payment, unless, in connection with such liquidation, the Series A Debentures are distributed to the holders of the Series A Preferred Securities and the Common Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

     The Series A Preferred Securities will be represented by global securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global securities. See "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" in the accompanying Prospectus.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. Each of the capitalized terms used in this Prospectus Supplement and not defined herein has the meaning set forth in the accompanying Prospectus.


                                RISK FACTORS

     Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

Ranking of Subordinated Obligations under the Series A Guarantee and the Series A Debentures

     The obligations of Public Service Electric and Gas Company ("PSE&G") under the Guarantee issued by PSE&G (the "Series A Guarantee") for the benefit of the holders of the _____% Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities") issued by PSE&G Capital Trust I (the "Series A Issuer") are unsecured and subordinate and junior in right of payment to all general liabilities of PSE&G. The obligations of PSE&G under its _____% Deferrable Interest Subordinated Debentures, Series A (the "Series A Debentures") issued pursuant to the Indenture dated as of June 1, 1996 (as amended and supplemented from time to time, the "Indenture") between PSE&G and First Union National Bank, as trustee (the "Debenture Trustee"), are unsecured and subordinate and junior in right of payment to all Senior Indebtedness of PSE&G. At March 31, 1996, the Senior Indebtedness of PSE&G aggregated approximately $5.315 billion. No terms of the Series A Preferred Securities, the Series A Debentures or the Series A Guarantee limit PSE&G's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Debentures and the Series A Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination" in the accompanying Prospectus.

     The ability of the Series A Issuer to pay quarterly cash distributions ("Distributions") on the Series A Preferred Securities and the redemption price or liquidation amount of the Series A Preferred Securities is solely dependent upon PSE&G making payments on the Series A Debentures when due.

Option to Extend Interest Payment Period; Tax Consequences

     So long as an event of default with respect to the Series A Debentures (a "Debenture Event of Default") under the Indenture has not occurred and is continuing, PSE&G has the right at any time and from time to time to defer payments of interest on the Series A Debentures by extending the interest payment periods on the Series A Debentures for up to 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), but not beyond the maturity or any redemption date of the Series A Debentures. As a consequence, Distributions on the Series A Preferred Securities would be deferred by the Series A Issuer during such Extension Period (but the amount of Distributions to which holders of the Series A Preferred Securities would be entitled would continue to accumulate at the rate of _____% per annum, compounded quarterly). During an Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of PSE&G's capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity or any redemption date of the Series A Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. See "Certain Terms of the Series A Preferred

Securities--Distributions" herein and "Description of the Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus.

     Should an Extension Period occur, an owner of Series A Preferred Securities will continue to accrue interest income in respect of its pro rata share of the Series A Debentures held by the Series A Issuer for Federal income tax purposes. As a result, an owner of Series A Preferred Securities will include such interest in gross income for Federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Series A Issuer if such owner disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions following such Extension Period. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

     PSE&G has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures. However, should PSE&G exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. An owner who disposes of Series A Preferred Securities during an Extension Period might not receive the same return on investment as an owner who continues to hold Series A Preferred Securities. In addition, as a result of the existence of PSE&G's right to defer interest payments on the Series A Debentures, the market price of the Series A Preferred Securities (which represent undivided beneficial interests in the Series A Debentures) may be more volatile than other securities on which original issue discount accrues that are not subject to such deferrals.

Special Event Redemption

     Upon the occurrence and continuation of a Tax Event or an Investment Company Event (as defined in "Certain Terms of the Series A Preferred Securities--Special Event Redemption"), PSE&G has the right to redeem the Series A Debentures, in whole but not in part, and therefore cause a mandatory redemption of the Series A Preferred Securities and common securities of the Series A Issuer (the "Common Securities" and, together with the Series A Preferred Securities, the "Trust Securities"), at a redemption price equal to the liquidation amount plus accumulated and unpaid Distributions, within 90 days following the occurrence of such Tax Event or Investment Company Event.

     On December 7, 1995, President Clinton proposed certain tax law changes that would, among other things, generally deny interest deductions to corporate issuers if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on such issuer's consolidated balance sheet. Because the term of the Series A Debentures exceeds 20 years, this proposal, were it to become effective, would prevent PSE&G from deducting interest on the Series A Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance Committee and the House Ways and Means Committee issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. PSE&G believes that, under current law, interest on the Series A Debentures is deductible. There can be no assurance, however, that such proposals, subsequent proposals or final legislation will not affect the ability of PSE&G to deduct interest on the Series A Debentures which in turn could give rise to a Tax Event and, accordingly, PSE&G's optional right to redeem the Series A Debentures, as described under "Certain Terms of the Series A Preferred Securities--Special Event Redemption."

Distribution of Series A Debentures; Possible Adverse Effect on Market
Price

     At any time, PSE&G may, in its sole discretion, terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Trust Securities, provided that PSE&G shall have delivered to the Issuer Trustees (as defined herein) an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSE&G or an affiliate but not an employee thereof and which must be acceptable to First Union National Bank, as the Property Trustee for the Series A Issuer (the "Property Trustee")) that any such distribution will not be a taxable event to the owners of the Trust Securities. Although PSE&G has agreed to use its best efforts to list the Series A Debentures so distributed on the New York Stock Exchange, there can be no assurance that the Series A Debentures will be approved for listing on the New York Stock Exchange or that a trading market will exist for the Series A Debentures.

     There can be no assurance as to the market prices for the Series A Debentures that may be distributed in exchange for the Series A Preferred Securities if a termination of the Series A Issuer were to occur. Accordingly, the Series A Preferred Securities that an investor may hold after termination of the Series A Issuer and prior to any exchange or the Series A Debentures that a holder of Series A Preferred Securities may receive on liquidation of the Series A Issuer may trade at a discount to the price that the investor paid to purchase such Series A Preferred Securities. Because holders of Series A Preferred Securities may receive Series A Debentures, prospective purchasers of Series A Preferred Securities are also making an investment decision with regard to the Series A Debentures and should carefully review all the information regarding the Series A Debentures contained herein. See "Certain Terms of the Series A Preferred Securities --Distribution of Series A Debentures" herein and "Description of the Debentures" in the accompanying Prospectus.

Rights Under the Series A Guarantee

     The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). First Union National Bank will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. Under the Series A Guarantee, PSE&G guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions on the Series A Preferred Securities to the extent that the Series A Issuer has funds available therefor, (ii) the redemption price of any Series A Preferred Securities called for redemption to the extent that the Series A Issuer has funds available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer (unless the Series A Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the liquidation amount of $25 per Series A Preferred Security plus accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Series A Issuer available for distribution to holders of Series A Preferred Securities in liquidation of the Series A Issuer. See "Description of the Guarantee--General" in the accompanying Prospectus. The holders of at least a majority in aggregate liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may, after such holder's written request to the Guarantee Trustee to enforce the Series A Guarantee, institute a legal proceeding directly against PSE&G to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If PSE&G were to default on its obligation to pay amounts payable on the Series A Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred

Securities or upon liquidation of the Series A Issuer, and, in each such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, the Property Trustee, or holders of the Series A Preferred Securities, would be entitled to enforce the rights of the Series A Issuer under the Series A Debentures against PSE&G pursuant to the terms of the Series A Debentures. The Amended and Restated Trust Agreement of the Series A Issuer (the "Trust Agreement") provides that each holder of Series A Preferred Securities, by acceptance thereof, agrees to the provisions of the Trust Agreement, the Series A Guarantee and the Indenture.

Limited Voting Rights

     Holders of Series A Preferred Securities have limited voting rights under the Trust Agreement. Holders of Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Issuer Trustees, which voting rights are vested exclusively in PSE&G, as the holder of the Common Securities, except that upon the occurrence of an event of default under the Trust Agreement, the holders of at least a majority in liquidation amount of the Series A Preferred Securities may replace the Property Trustee and the Delaware Trustee (as defined herein). See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--The Issuer Trustees" in the accompanying Prospectus.

Trading Characteristics of the Series A Preferred Securities

     The Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Series A Debentures. An owner of Series A Preferred Securities who disposes of Series A Preferred Securities between record dates for payments of Distributions will nevertheless be required to include accrued but unpaid interest on the Series A Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis of the Series A Preferred Securities so disposed. Such owner will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes. See "United States Taxation."


                           PSE&G CAPITAL TRUST I

     PSE&G Capital Trust I is a statutory business trust created under the laws of the State of Delaware pursuant to the Trust Agreement. The exclusive business of the Series A Issuer is to issue and sell the Series A Preferred Securities and the Common Securities representing undivided beneficial interests in the assets of the Series A Issuer and to use the proceeds therefrom to purchase the Series A Debentures, to maintain the status of the Series A Issuer as a grantor trust for Federal income tax purposes and to engage in only those activities that are necessary, convenient or incidental thereto. Accordingly, the Series A Debentures will be the sole assets of the Series A Issuer, and payments on the Series A Debentures will be the sole revenues of the Series A Issuer. Pursuant to the Trust Agreement, PSE&G will be obligated to pay all expenses and liabilities of the Series A Issuer. The Series A Issuer has a term of 54 years, but may terminate earlier as provided in the Trust Agreement. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

     The business and affairs of the Series A Issuer are conducted by three trustees: (i) First Union National Bank, as Property Trustee; (ii) an affiliate of the Property Trustee with its principal place of business in the State of Delaware as "Delaware Trustee;" and (iii) one individual who is an employee and officer of or affiliated with PSE&G as "Administrative Trustee." The Property Trustee, the Delaware Trustee and the Administrative Trustee are collectively referred to herein as the "Issuer Trustees." The Trust Agreement is qualified under the Trust Indenture Act and the Property Trustee will act as the indenture trustee thereunder for the purposes of compliance with the Trust Indenture Act.

     Concurrently with the issuance of the Series A Preferred Securities, PSE&G will acquire Common Securities of the Series A Issuer with a liquidation amount equal to 3% of the aggregate liquidation amount of all of the Trust Securities of the Series A Issuer. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default, the rights of PSE&G, as holder of the Common Securities, to payment of Distributions and payments upon liquidation and redemption will be subordinated to the rights of the holders of the Series A Preferred Securities.

     The principal place of business of the Series A Issuer is 80 Park Plaza, P.O. Box 570, Newark, New Jersey 07101 and its telephone number is
(201) 430-7000.


                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY

General

     PSE&G is an operating public utility company engaged principally in the generation, transmission, distribution and sale of electric energy service and in the transmission, distribution and sale of gas service in New Jersey. PSE&G supplies electric and gas service in areas of New Jersey in which approximately 5,500,000 persons, approximately 70% of the State's population, reside. PSE&G is the principal subsidiary of Public Service Enterprise Group Incorporated which owns all of PSE&G's common stock.

     PSE&G's service area is a corridor of approximately 2,600 square miles running diagonally across the State of New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including the six largest cities, in addition to approximately 300 suburban and rural communities.

Ratio of Earnings to Fixed Charges

     PSE&G's ratio of earnings to fixed charges for each of the periods indicated is as follows:
                                                  12 Months Ended
             Years Ended December 31,              March 31, 1996
 ------------------------------------------------  --------------

   1991      1992      1993      1994      1995
   ----      ----      ----      ----      ----

   3.20      2.70      3.30      3.35      3.25


     The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income, to which has been added fixed charges and taxes based on income of PSE&G and its subsidiaries. Fixed charges consist of interest charges and an interest factor in rentals.

Ratio of Earnings to Fixed Charges Plus Preferred Securities Dividend
Requirements

     PSE&G's ratio of earnings to fixed charges plus preferred securities dividend requirements for each of the periods indicated is as follows:

                                                  12 Months Ended
             Years Ended December 31,              March 31, 1996
 ------------------------------------------------  --------------

   1991      1992      1993      1994      1995
   ----      ----      ----      ----      ----

   2.86      2.43      2.89      2.92      2.77


     The ratio of earnings to fixed charges plus preferred securities dividend requirements represents, on a pre-tax basis, the number of times earnings cover fixed charges plus preferred securities dividend requirements. Earnings consist of net income, to which has been added fixed charges and taxes based on income of PSE&G and its subsidiaries. Fixed charges consist of interest charges and an interest factor in rentals. Preferred securities dividend requirements represent the pre-tax earnings necessary to pay dividends on outstanding preferred stock, computed at the effective tax rates for the applicable periods.


                              USE OF PROCEEDS

     The net proceeds from the sale of the Series A Preferred Securities and the Common Securities will be used by the Series A Issuer to purchase the Series A Debentures from PSE&G. The net proceeds from the sale of the Series A Debentures will be used by PSE&G to _____________________________.


             CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

     The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of the Preferred Securities," to which description reference is hereby made.

Distributions

     The Series A Preferred Securities represent undivided beneficial interests in the assets of the Series A Issuer, the sole assets of which will be the Series A Debentures. Distributions on the Series A Preferred Securities will be cumulative and will accumulate from the date of original issuance at the annual rate of ____% of the liquidation amount of $25 per Series A Preferred Security. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1996. Distributions in arrears after the quarterly payment date therefor will accumulate additional Distributions (to the extent permitted by law) compounded quarterly at the annual rate of _____% thereof. The term "Distributions," as used herein, shall include any such additional Distributions. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     So long as a Debenture Event of Default has not occurred and is continuing, PSE&G has the right at any time and from time to time to defer the payment of interest by extending the interest payment period on the Series A Debentures for up to 20 consecutive quarters, provided that any such Extension

Period shall not extend beyond the maturity or any redemption date of the Series A Debentures. As a consequence, quarterly Distributions on the Series A Preferred Securities would be deferred by the Series A Issuer during any Extension Period, but the amount of Distributions to which holders of the Series A Preferred Securities would be entitled would continue to accumulate at the rate set forth above, compounded quarterly. During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of PSE&G's capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity or any redemption date of the Series A Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount" herein and "Description of the Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus. PSE&G has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures.

     The Series A Preferred Securities will be issued in the form of one or more global securities and The Depository Trust Company ("DTC"), or any successor depositary will act as depositary for the Series A Preferred Securities. See "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" in the accompanying Prospectus. Payments on the Series A Preferred Securities represented by a global security will be made to DTC, as the depositary for the Series A Preferred Securities. In the event that the Series A Preferred Securities are issued in certificated form, the payment of Distributions and payments on redemption or liquidation will be payable, the transfer of the Series A Preferred Securities will be registerable and Series A Preferred Securities will be exchangeable at the corporate office of the Property Trustee in Newark, New Jersey, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustee, provided, however, that the payment of Distributions may be made at the option of the Property Trustee by check mailed to the address of the persons entitled thereto. In addition, if the Series Preferred Securities are issued in certificated form, the record dates for the payment of Distributions will be the 15th day of the last month of each quarter, whether or not a Business Day.

Redemption

     Upon the payment of the Series A Debentures, whether at maturity or upon redemption as provided in the Indenture, the proceeds from such payment will be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate liquidation amount plus accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"). See "Certain Terms of the Series A Debentures--Redemption."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having an aggregate liquidation amount equal to the principal amount of Series A Debentures to be contemporaneously redeemed or paid at maturity in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Series A Debentures to holders of Trust Securities in connection with a termination and liquidation of the Series A Issuer, Series A Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities in exchange for which such Series A Debentures are distributed.

Special Event Redemption

     If a Tax Event or an Investment Company Event (each, a "Special Event") has occurred and is continuing, PSE&G has the right to redeem the Series A Debentures, in whole but not in part, and therefore cause a mandatory redemption of the Trust Securities, in whole but not in part, at the Redemption Price within 90 days following the occurrence of such Special Event.

     "Tax Event" means that PSE&G shall have received an opinion of counsel (which may be counsel to PSE&G or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Series A Preferred Securities, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be, subject to Federal income tax with respect to interest on the Series A Debentures, (ii) interest payable by PSE&G on the Series A Debentures is not, or will not be, deductible by PSE&G for Federal income tax purposes or (iii) the Series A Issuer is, or will be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Series A Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series A Preferred Securities.

Distribution of Series A Debentures

     At any time, PSE&G may, in its sole discretion, terminate the Series A Issuer and cause a Like Amount of Series A Debentures to be distributed to the holders of the Trust Securities in liquidation of the Series A Issuer upon 30 days' prior notice to the holders of the Trust Securities, provided that PSE&G shall have delivered to the Issuer Trustees an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSE&G or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) that any such distribution will not be a taxable event to the owners of the Trust Securities for Federal income tax purposes. In addition, the Series A Debentures may be distributed to holders of Trust Securities in certain other circumstances as described under "Certain Terms of the Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

Liquidation Amount

     The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25 per Series A Preferred Security plus accumulated and unpaid Distributions, unless, in connection with such liquidation, the Series A Debentures are distributed to the holders of the Trust Securities.

                  CERTAIN TERMS OF THE SERIES A DEBENTURES

     The following summary of certain terms and provisions of the Series A Debentures supplements the description of the terms and provisions of the Debentures set forth in the accompanying Prospectus under the heading "Description of the Debentures," to which description reference is hereby made.

     The Series A Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of PSE&G.

Interest Rate; Maturity

     Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by PSE&G for the Common Securities, in the Series A Debentures. The Series A Debentures will be issued as a series of Debentures under the Indenture. The Series A Debentures will mature on June ___, ____. The Series A Debentures will bear interest at the annual rate of _____% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1996. Interest which is accrued and unpaid after the quarterly payment date therefor will bear additional interest on the amount thereof (to the extent permitted by law) at the annual rate of _____% thereof, compounded quarterly. The term "interest," as used herein, shall include quarterly interest payments and interest on quarterly interest payments in arrears, as applicable. The interest payment provisions for the Series A Debentures correspond to the Distribution provisions of the Series A Preferred Securities.

Redemption

     The Series A Debentures are redeemable prior to maturity at the option of PSE&G at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date (i) at any time on or after June ___, 2001, in whole or in part, or (ii) if a Special Event occurs and is continuing, in whole but not in part.

Distribution of Series A Debentures

     If Series A Debentures are distributed to the holders of the Trust Securities upon the termination and liquidation of the Series A Issuer, the Series A Debentures will be in denominations of $25 and integral multiples thereof. It is anticipated that the Series A Debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, would act as depositary for the Series A Debentures. The depositary arrangements for the Series A Debentures would be substantially identical to those in effect for the Series A Preferred Securities. Neither PSE&G, the Debenture
Trustee, any paying agent nor any other agent of PSE&G or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Series A Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Description of the Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company" in the accompanying Prospectus.

     Payments on the Series A Debentures represented by a global security will be made to DTC, as the depositary for the Series A Debentures. In the event that the Series A Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Debentures will be registrable and Series A Debentures will be exchangeable for Series A Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Newark, New Jersey, or at the offices of any paying agent or transfer agent appointed by PSE&G; provided, however, that payment of interest may be made at the option of PSE&G by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each quarter, whether or not a Business Day.

     If the Series A Debentures are distributed to the holders of the Trust Securities upon the termination and liquidation of the Series A Issuer, PSE&G will use its best efforts to list the Series A Debentures on the New York Stock Exchange.


                           UNITED STATES TAXATION

General

     This section is a summary of certain Federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel to PSE&G and the Series A Issuer, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Unless otherwise stated, this summary deals only with Series A Preferred Securities held as capital assets and does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Series A Preferred Securities as a hedge against or which are hedged against currency risks or as a part of a straddle, or persons whose functional currency is not the United States dollar.

     POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE OF SERIES A PREFERRED SECURITIES PURSUANT TO THE OFFERING MADE HEREBY AND OF THE OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER LAWS.

     While PSE&G believes, based upon the advice of its counsel, that the Series A Debentures will be treated as indebtedness for Federal income tax purposes, holders of Series A Preferred Securities should note that the Internal Revenue Service (the "IRS") may attempt to treat the Series A Debentures as equity rather than indebtedness for tax purposes. If the IRS were successful in such attempt, the Series A Debentures would be subject to redemption at the option of PSE&G as described under "Certain Terms of the Series A Debentures--Redemption" and "Certain Terms of the Series A Preferred Securities--Special Event Redemption."

Income from Series A Preferred Securities

     In connection with the issuance of the Series A Debentures, Ballard Spahr Andrews & Ingersoll will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation or partnership for Federal income tax purposes.

     As a consequence, each owner of Series A Preferred Securities will be considered the owner of a pro rata portion of the Series A Debentures held by the Series A Issuer. As a further consequence, each owner of Series A Preferred Securities will be required to include in gross income his or her pro rata share of the income accrued on the Series A Debentures held by the Series A Issuer. Such income should not exceed Distributions received by the owners of Series A Preferred Securities on the Series A Preferred Securities except in limited circumstances described under "--Potential Extension of Interest Payment Period and Original Issue Discount." No portion of such income will be eligible for the dividends-received deduction.

Potential Extension of Interest Payment Period and Original Issue Discount

     Under the Indenture, PSE&G has the right at any time from time to time to extend the interest payment periods on the Series A Debentures for up to 20 consecutive quarters but not beyond the maturity or any redemption date of the Series A Debentures. PSE&G's right to defer payments of interest by extending the interest payment periods will cause the Series A Debentures to be treated as issued with "original issue discount" for Federal income tax purposes. Accordingly, an owner of Series A Preferred Securities will accrue interest income (i.e., original issue discount) under a constant yield basis over the term of the Series A Debentures (including any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable.

     As a result, owners of Series A Preferred Securities during an Extension Period will include interest in gross income in advance of the receipt of cash, and any owners of Series A Preferred Securities who dispose of Series A Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income, but will not receive any cash related thereto. The tax basis of a Series A Preferred Security will be increased by the amount of any original issue discount that is included in income without a receipt of cash and will be decreased when and if such cash is subsequently received by the owner of the Series A Preferred Security.

Disposition of the Series A Preferred Securities

     Gain or loss will be recognized on a sale, including a redemption for cash, of Series A Preferred Securities in an amount equal to the difference between the amount realized and the tax basis of an owner of Series A Preferred Securities in his or her pro rata share of Series A Debentures represented by such Series A Preferred Securities. Gain or loss recognized by an owner of Series A Preferred Securities on the sale or exchange of Series A Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is any holder or beneficial owner who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership, estate or trust, in either case not subject to Federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under present Federal income tax law, subject to the discussion below with respect to backup withholding:

     (i) payments by the Series A Issuer or any of its paying agents to any United States Alien Holder will not be subject to Federal withholding tax, provided that (a) the owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSE&G, (b) the owner of the Series A Preferred Securities is not a controlled foreign corporation that is related to PSE&G through stock ownership, and (c) either (1) the owner of the Series A Preferred Securities certifies to the Series A Issuer or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (2) the holder of the Series A Preferred Securities is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to the Series A Issuer or its agent, under penalties of perjury, that such statement has been received from the owner by it or by a financial institution between it and the owner and furnishes the payor with a copy thereof; and

     (ii) a United States Alien Holder of a Series A Preferred Security will not be subject to Federal income or withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such person is present in the United States for 183 days or more in the taxable year of sale and such person has a "tax home" in the United States or certain other requirements are met.

Backup Withholding and Information Reporting

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of the Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the seller fails to provide a correct taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payment. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

Receipt of Series A Debentures Upon Liquidation of the Series A Issuer

     PSE&G may cause the Series A Issuer to be terminated and cause the Series A Debentures to be distributed to the holders of Series A Preferred Securities in liquidation of such holders' interests in the Series A Issuer, provided that PSE&G has delivered to the Issuer Trustees an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSE&G or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) that any such distribution will not be a taxable event to the owners of the Series A Preferred Securities for Federal income tax purposes. Under current Federal income tax law and interpretation and assuming the Series A Issuer is treated as a grantor trust, such a distribution should not be treated as a taxable event to owners of the Series A Preferred Securities. Such a tax-free transaction would result in the owner of Series A Preferred Securities receiving an aggregate tax basis in the Series A Debentures equal to such owner's aggregate tax basis in the owner's Series A Preferred Securities. A owner's holding period for such Series A Debentures would include the period during which such owner had a beneficial interest in the Series A Preferred Securities.

                                UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Series A Issuer has agreed to sell to each of the Underwriters named below, for whom Goldman, Sachs & Co. and ________________ are acting as Representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase from the Series A Issuer, the respective number of Series A Preferred Securities set forth opposite its name below:


                                    Number of Series A
     Underwriter                   Preferred Securities
     -----------                   --------------------

     Goldman, Sachs & Co. . . . . . .





          Total . . . . . . . . . . .

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $__________ per Series A Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $__________ per Series A Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be loaned to PSE&G, under the Underwriting Agreement PSE&G has agreed to pay to the Underwriters an underwriting commission of $______ per Series A Preferred Security.

     Prior to this offering, there has been no public market for the Series A Preferred Securities. Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. If approved for listing, trading on the Series A Preferred Securities is expected to commence within a 30-day period after the initial delivery thereof. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters have undertaken to sell the Series A Preferred Securities to a minimum of 400 beneficial owners.

     PSE&G and the Series A Issuer have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date on which the distribution of the Series A Preferred Securities ceases, as determined by the Underwriters, or
(ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Preferred Securities or any preferred stock or any other securities of PSE&G which are substantially similar to the Series A Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or represent the right to receive any of the foregoing securities, without the prior written consent of the Representatives.

     PSE&G and the Series A Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

PROSPECTUS
                 SUBJECT TO COMPLETION DATED APRIL 23, 1996

                           PSE&G Capital Trust I
                           PSE&G Capital Trust II
                          PSE&G Capital Trust III

         Cumulative Quarterly Income Preferred Securities (QUIPS(SM))* guaranteed to the extent the Issuer thereof has funds as set forth herein by

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                             _________________

     PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers") may severally offer, from time to time, their respective cumulative quarterly income preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of such Issuer. Public Service Electric and Gas Company, a New Jersey corporation ("PSE&G"), will be the owner of beneficial interests represented by the common securities (the "Common Securities") of each Issuer. First Union National Bank is the Property Trustee of each Issuer. The payment of quarterly cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds available therefor held by such Issuer, are each guaranteed by PSE&G to the extent described herein (each, a "Guarantee"). The obligations of PSE&G under each Guarantee will be subordinate and junior in right of payment to all general liabilities of PSE&G. Concurrently with the issuance by each Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof in a corresponding series of PSE&G's deferrable interest subordinated debentures (the "Debentures"). The Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of PSE&G. The Debentures will be the sole assets of each Issuer and payments in respect of the Debentures will be the only revenues of each Issuer.

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $350,000,000. Certain specific terms of an Issuer's Preferred Securities will be set forth in an accompanying Prospectus Supplement, including where applicable and to the extent not set forth herein, the identity of such Issuer, the specific title, the aggregate number, the Distribution rate (or the method for determining such rate), the liquidation amount, redemption provisions, the right, if any, of PSE&G to terminate such Issuer and cause the corresponding series of Debentures to be distributed to the holders of such Issuer's Preferred Securities, the period during which interest on the corresponding series of Debentures may be deferred, the initial public offering price, and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any such underwriters or dealers involved in the sale of the Preferred Securities of a particular Issuer, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the accompanying Prospectus Supplement. The net proceeds to each Issuer will also be set forth in the accompanying Prospectus Supplement.

     The accompanying Prospectus Supplement will also contain information concerning Federal income tax considerations applicable to the Preferred Securities offered thereby.
                            ____________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ____________________

* QUIPS is a service mark of Goldman, Sachs & Co.

             The date of this Prospectus is ___________, 1996.

Information contained herein is subject to completion of amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     STATEMENT OF AVAILABLE INFORMATION

     Public Service Electric and Gas Company, a New Jersey corporation ("PSE&G"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices at 500 West Madison Street, Chicago, Illinois and 7 World Trade Center, New York, New York. Copies of such reports and other information may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Such reports and other information can also be inspected at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of PSE&G's securities are listed.

     No separate financial statements of PSE&G Capital Trust I, PSE&G Capital Trust II or PSE&G Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers") have been included herein. PSE&G and the Issuers do not consider that such financial statements would be material to holders of any Issuer's cumulative quarterly income preferred securities (the "Preferred Securities") because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the corresponding series of deferrable interest subordinated debentures (the "Debentures") of PSE&G and its issuance of its Preferred Securities and common securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities"). See "The Issuers," "Description of the Preferred Securities" and "Description of Debentures."


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PSE&G with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     1. PSE&G's Annual Report on Form 10-K for the year ended December 31, 1995; and

     2. PSE&G's Current Reports on Form 8-K dated January 19, 1996 and March 14, 1996.

     Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the related Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement and shall be a part hereof and thereof from the date of filing of such document. Any statement contained herein or therein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     PSE&G undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement are delivered, upon written or oral request of such person, a copy of any or all documents described above under "Incorporation of Certain

Documents by Reference," other than exhibits to such documents not specifically incorporated by reference therein. Such requests should be directed to the Director - Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, T6B, P.O. Box 570, Newark, New Jersey 07101, telephone (201) 430-6503.


                                THE ISSUERS

     Each of PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by PSE&G, as sponsor for each Issuer, and the Issuer Trustees (as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Each Issuer exists for the exclusive purposes of issuing and selling its Trust Securities, using the proceeds from the sale of its Trust Securities to acquire a corresponding series of Debentures, maintaining the status of the Issuer as a grantor trust for Federal income tax purposes and engaging in those activities necessary, convenient or incidental thereto. All of the Common Securities of each Issuer will be owned by PSE&G. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of that Issuer, except that upon the occurrence and continuance of an event of default on the corresponding series of Debentures (a "Debenture Event of Default") under the Indenture dated as of June 1, 1996 (as amended or supplemented from time to time, the "Indenture") between PSE&G and First Union National Bank, as trustee (the "Debenture Trustee"), the rights of the holders of the Common Securities to payment of quarterly cash distributions ("Distributions") and payments upon liquidation or redemption on Common Securities will be subordinated to the rights of the holders of the Preferred Securities.

     Each Issuer's business and affairs are conducted by three trustees, each appointed by PSE&G as holder of the Common Securities: (i) First Union National Bank (the "Property Trustee"); (ii) an affiliate of the Property Trustee that has its principal place of business in the State of Delaware (the "Delaware Trustee"); and (iii) one individual trustee who is an employee or officer of or affiliated with PSE&G (the "Administrative Trustee," and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). The holder of the Common Securities, or the holders of at least a majority in liquidation amount of an Issuer's Preferred Securities if an event of default under the Trust Agreement (a "Trust Agreement Event of Default") has occurred and is continuing, will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement.

     Pursuant to the Trust Agreement of each Issuer, PSE&G will pay all fees and expenses related to that Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of that Issuer.

     The principal place of business of each Issuer is 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (201) 430-7000.

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     PSE&G is an operating public utility company engaged principally in the generation, transmission, distribution and sale of electric energy service and in the transmission, distribution and sale of gas service in New Jersey. PSE&G supplies electric and gas service in areas of New Jersey in which approximately 5,500,000 persons, approximately 70% of the State's population, reside. PSE&G is the principal subsidiary of Public Service Enterprise Group Incorporated, which owns all of PSE&G's common stock.

     PSE&G's service area is a corridor of approximately 2,600 square miles running diagonally across the State of New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities, in addition to approximately 300 suburban and rural communities.

     PSE&G's executive offices are located at 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (201) 430-7000.


                              USE OF PROCEEDS

     Unless otherwise specified in the accompanying Prospectus Supplement, the proceeds to be received by the Issuers from the sale of the Preferred Securities offered hereby will be used by the Issuers to purchase Debentures from PSE&G. The proceeds from the sale of the Debentures will be used by PSE&G to refund certain outstanding preferred stock of PSE&G identified in the accompanying Prospectus Supplement.

                  DESCRIPTION OF THE PREFERRED SECURITIES

     Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to the payment of Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and each Trust Agreement has been qualified as an indenture under the Trust Indenture Act. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

General

     The Preferred Securities of each Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities." The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the related Issuer to purchase a corresponding series of Debentures. The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by PSE&G for the benefit of the holders of each Issuer's Preferred Securities (each, a "Guarantee") ranks junior and subordinate in right of payment to all general liabilities of PSE&G and only guarantees payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer has funds available to make such payments. See "Description of the Guarantee."

     It is anticipated that the revenues of each Issuer available for distribution to its holders of Preferred Securities will be limited to payments from PSE&G under the corresponding series of Debentures in which such Issuer will invest the proceeds from the issuance and sale of such Preferred Securities and its Common Securities. See "Description of the Debentures." If PSE&G does not make payments on such Debentures, the Property Trustee will not have funds available to make related payments, including Distributions, on the corresponding Preferred Securities.

Distributions

     Distributions on the Preferred Securities of each Issuer will be payable at a rate specified in the accompanying Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative and will accumulate from the date of original issuance and will be payable quarterly in arrears on the dates specified in the accompanying Prospectus Supplement except as otherwise described below. In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the Securities Register of the related Issuer on the relevant record date, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company." In the event any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities will be the 15th day of the last month of each quarter, whether or not a Business Day.

     So long as a Debenture Event of Default has not occurred and is continuing with respect to a series of Debentures, PSE&G will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on any series of Debentures for up to the maximum period specified in the accompanying Prospectus Supplement for such series of Debentures (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the Debentures of such series. As a consequence of any such extension, quarterly Distributions on the corresponding Preferred Securities would be deferred by the Issuer thereof during such Extension Period, but the amount of Distributions to which holders of the Series A Preferred Securities would be entitled will continue to accumulate at the annual rate applicable to the quarterly Distribution thereon, compounded quarterly. During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of PSE&G's capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of such Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Debentures--Option to Extend Interest Payment Period."

Redemption

     Upon the repayment of any series of Debentures, whether at maturity or upon redemption, the proceeds from such repayment will be applied by the Property Trustee to redeem a like amount of the corresponding Trust Securities at a redemption price (the "Redemption Price") equal to the liquidation amount of such Trust Securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the corresponding Trust Securities will be set forth in the accompanying Prospectus Supplement.

Redemption Procedures

     Notice of any redemption of Trust Securities will be given by the Property Trustee to the holders of such Trust Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any Trust Securities, then, to the extent funds are available therefor the Issuer thereof will irrevocably deposit with the paying agent for such Trust Securities funds sufficient to pay the applicable Redemption Price for the Trust Securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders upon their surrender of such Trust Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates.

     If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date for Trust Securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, the Redemption Price will be payable on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by such Issuer or by PSE&G pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Trust Securities will continue to accumulate at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

     Subject to applicable law, PSE&G or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     If less than all the Trust Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be allocated by the Property Trustee to the Preferred Securities and the Common Securities of such Issuer pro rata based on the respective aggregate liquidation amounts of such Issuer's Preferred Securities and Common Securities.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the liquidation of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of a redemption, the full amount of such Redemption Price on all of such Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, such Issuer's Preferred Securities then due and payable.

     If a Debenture Event of Default shall have occurred and is continuing, the holder of the related Issuer's Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default or Trust Agreement Event of Default until the effect of such Debenture Event of Default and Trust Agreement Event of Default has been cured, waived or otherwise eliminated. Until any such Debenture Event of Default or Trust Agreement Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the corresponding Preferred Securities and not on behalf of PSE&G, as holder of such Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

     Pursuant to a Trust Agreement, each Issuer shall be terminated on the first to occur of: (i) the expiration of the term of such Issuer; (ii) the bankruptcy, dissolution or liquidation of PSE&G or an acceleration of the maturity of the corresponding series of Debentures held by such Issuer;
(iii) if provided for in the accompanying Prospectus Supplement, upon the election of PSE&G to terminate such Issuer and cause the distribution of the corresponding series of Debentures to the holders of such Issuer's Trust Securities; (iv) the redemption of all of such Issuer's Trust Securities; and (v) an order for the termination of such Issuer shall have been entered by a court of competent jurisdiction. The election of PSE&G pursuant to (iii) shall be made by PSE&G giving written notice to the Issuer Trustees not less than 30 days prior to the date of distribution of the corresponding series of Debentures and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for Federal income tax purposes.

     If an early termination event occurs as described in clause (i), (ii) or (v) above with respect to any Issuer, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of its Trust Securities a like amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate liquidation amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holders of such Issuer's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities.

Trust Agreement Event of Default; Notice

     A Debenture Event of Default shall constitute an event of default with respect to the Preferred Securities issued under each Trust Agreement (a "Trust Agreement Event of Default").

     Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of such Issuer's Trust Securities, the Administrative Trustee and PSE&G, as Depositor, unless such default shall have been cured or waived. PSE&G, as Depositor, and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     Under each Trust Agreement, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture, to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, any holder of the related Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person. In addition, to the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Debentures, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property Trustee after a demand therefor. To the fullest extent permitted by law, the foregoing is in addition to and not in limitation of any direct rights provided to the holders of the Preferred Securities under the terms of the Indenture, including the right, without any notice or other demand on the Property Trustee, to institute suit for the enforcement of any payment of the principal of and premium, if any, and interest on the corresponding series of Debentures, all as provided in the Indenture.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See "--Liquidation
Distribution Upon Termination" and "--Subordination of Common Securities."

Removal of Issuer Trustees

     Unless a Trust Agreement Event of Default shall have occurred and is continuing, any Issuer Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced at such time only by the holders of at least a majority in liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-Trustees and Separate Property Trustee

     Unless a Trust Agreement Event of Default shall have occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (i) to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of each Trust Agreement. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

     Any corporation or other entity into which any of the Issuer Trustees may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation or other entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other body, except as described below. An Issuer may, at the request of PSE&G, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State, provided that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for its Preferred Securities other securities substantially similar to the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation, (ii) PSE&G expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding series of Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the corresponding Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation or replacement does not cause the corresponding Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the corresponding Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of such Issuer, (vii) prior to such merger, consolidation, amalgamation or replacement, PSE&G has received an opinion of counsel to such Issuer to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the corresponding Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) PSE&G or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement. Notwithstanding the foregoing, an Issuer shall not, except with the consent of all holders of the corresponding Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity, to permit any other entity or to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity to be classified as other than a grantor trust for Federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Issuers" and "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     A Trust Agreement may be amended from time to time by PSE&G, as Depositor, and the Issuer Trustees, without the consent of the holders of the corresponding Preferred Securities, (i) to cure any ambiguity, defect or inconsistency or (ii) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities. A Trust Agreement may be amended by PSE&G, as Depositor, and the Issuer Trustees in any other respect, with the consent of the holders of at least a majority in liquidation amount of such Preferred Securities, except to (i) change the amount, timing, currency or method of payment of any Distribution or Liquidation Distribution, (ii) restrict the right of a holder of a Preferred Security to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution, (iii) change the purpose of the Issuer, (iv) authorize the issuance of any additional beneficial interests in the Issuer, (v) change the redemption provisions, (vi) change the conditions precedent for PSE&G to elect to terminate the related Issuer and distribute the corresponding series of Debentures to the holders of such Issuer's Preferred Securities or (vii) affect the limited liability of any holder of Preferred Securities, which actions will require the consent of each holder of the related Preferred Securities affected thereby. Notwithstanding the foregoing, no amendment may be made without receipt by the Issuer of an opinion of counsel to the effect that such amendment will not affect such Issuer's status as a grantor trust for Federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

     The Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default pursuant to
Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of the corresponding series of Debentures or (iv) consent to any amendment or modification of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities of the corresponding series; provided, however, that where a consent or approval under the Indenture would require the consent or approval of each holder of Debentures affected thereby, no such consent or approval shall be given by the Property Trustee without the prior consent of each holder of the related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of the Preferred Securities of any notice received from the Debenture Trustee as a result of the Issuer being the holder of the Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the Issuer will not be classified as an association taxable as a corporation or a partnership for Federal income tax purposes on account of such action and will continue to be classified as a grantor trust for Federal income tax purposes.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in each Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by PSE&G, the Issuer Trustees or any affiliate of PSE&G or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry-Only Issuance--The Depository Trust Company

     The Depository Trust Company ("DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully-registered global securities will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct
Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made by the Property Trustee on behalf of the related Issuer to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer of the relevant Preferred Securities or PSE&G, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee on behalf of the related Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of the Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any series of Preferred Securities at any time by giving reasonable notice to the Property Trustee and PSE&G. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. PSE&G, as Depositor, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), in which case definitive certificates for the related Preferred Securities will be issued. After a Trust Agreement Event of Default, the related Issuer will issue definitive certificates for such Issuer's Preferred Securities. Upon distribution of such Preferred Securities certificates, owners of such Preferred Securities will become the registered holders of such series of Preferred Securities.

                          _______________________


     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and PSE&G believe to be accurate, but the Issuers and PSE&G assume no responsibility for the accuracy thereof. Neither the Issuers nor PSE&G has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

     In the event that the book-entry-only system is discontinued, the payment of any Distribution, Redemption Price and Liquidation Distribution in respect of a series of Preferred Securities will be payable in the manner described in the accompanying Prospectus Supplement, and the following provisions would apply. The Property Trustee shall keep the registration books for such Preferred Securities at its corporate trust office. Such Preferred Securities may be transferred or exchanged for one or more Preferred Securities upon surrender thereof at the corporate trust office of the Property Trustee by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Preferred Securities to be transferred or exchanged, the Property Trustee shall record the registration of transfer or exchange in the registration books and shall deliver new Preferred Securities appropriately registered. The Property Trustee shall not be required to register the transfer of any Preferred Securities that have been called for redemption or on or after the Liquidation Date. The Issuers and the Property Trustee shall be entitled to treat the holders of the related Preferred Securities, as their names appear in the registration books, as the owners of those Preferred Securities for all purposes under the applicable Trust Agreement.

Information Concerning the Property Trustee

     The Property Trustee is the sole Trustee under each Trust Agreement for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by each Trust Agreement at the request of any holder of Preferred Securities unless such holder is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by PSE&G, as Depositor, and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the corresponding Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Miscellaneous

     The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Issuers in such a way that (i) no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for Federal income tax purposes, (ii) the Issuers will qualify as grantor trusts for Federal income tax purposes and (iii) the Debentures held by such Issuers will be treated as indebtedness of PSE&G for Federal income tax purposes. In this connection, PSE&G and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of such Issuer or the applicable Trust Agreement, that PSE&G and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the corresponding Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgages or pledge any of its assets.

     Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Issuer Trustees shall be approved by the Administrative Trustee.

Governing Law

     The Trust Agreements will be governed by and construed in accordance with the laws of the State of Delaware.


                        DESCRIPTION OF THE GUARANTEE

     Each Guarantee will be executed and delivered by PSE&G concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Each Guarantee complies with the requirements of the Trust Indenture Act and First Union National Bank will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. Reference herein to Preferred Securities means the Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

     PSE&G will irrevocably and unconditionally agree, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by or on behalf of such Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication): (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds available therefor, (ii) the Redemption Price to the extent that such Issuer has funds available therefor, and
(iii) upon a voluntary or involuntary termination, winding-up or liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the aggregate of the liquidation amount of $25 per Preferred Security plus all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor and
(b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities in liquidation of such Issuer. PSE&G's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PSE&G to the holders of the corresponding Preferred Securities or by causing such Issuer to pay such amounts to such holders. While the assets of PSE&G will not be available pursuant to the Guarantee for the payment of any Distribution, Liquidation Distribution or Redemption Price on any Preferred Securities if the Issuer does not have funds available therefor as described above, PSE&G has agreed under the Trust Agreement to pay the expenses of each Issuer. Accordingly, each Guarantee, together with the backup undertakings, consisting of related covenants contained in each Trust Agreement and PSE&G's obligations under the Indenture and the Debentures, provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities.

     No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the Debentures, the Indenture, the Trust Agreement and the Guarantee that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

Status of the Guarantee

     Each Guarantee will constitute an unsecured obligation of PSE&G and will rank subordinate and junior in right of payment to all general liabilities of PSE&G. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other such Guarantees issued by PSE&G. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against PSE&G to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the corresponding Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures pursuant to the Trust Agreement.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the corresponding Preferred Securities (in which case no consent of the holders will be required), no Guarantee may be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PSE&G and shall inure to the benefit of the holders of the corresponding Preferred Securities.

Guarantee Events of Default

     An event of default under each Guarantee (a "Guarantee Event of Default") will occur upon the failure of PSE&G to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, PSE&G shall have received notice of such Guarantee Event of Default from the Guarantee Trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the corresponding Preferred Securities may, after such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against PSE&G to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

     PSE&G, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not PSE&G is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in each Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the corresponding Preferred Securities, or upon distribution of the corresponding series of Debentures to the holders of the corresponding Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the corresponding Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.


                         DESCRIPTION OF DEBENTURES

General

     The Debentures are to be issued in one or more series under the Indenture. Each series of Debentures will rank pari passu with all other series of Debentures and the $158,639,176 aggregate principal amount of PSE&G's 9-3/8% Deferrable Interest Subordinated Debentures, Series A and the $61,855,670 aggregate principal amount of PSE&G's 8% Deferrable Interest Subordinated Debentures, Series B (together, the "MIPs Debentures"). Each series of Debentures will be unsecured and subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness (as defined below) of PSE&G. See "--Subordination." Except as otherwise provided in the accompanying Prospectus Supplement, the Indenture does not limit the incurrence or issuance of Senior Indebtedness.

     The accompanying Prospectus Supplement will describe the following terms of any series of Debentures: (i) the title of such series of Debentures; (ii) the aggregate principal amount of such series of Debentures; (iii) the date or dates on which the principal of such series of Debentures is payable or the method of determination thereof; (iv) the rate or rates, if any, at which such series of Debentures shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined;
(v) any terms regarding redemption; (vi) the maximum

Extension Period for such series of Debentures; and (vii) any other terms of such series of Debentures not inconsistent with the provisions of the Indenture.

     Certain Federal income tax consequences and special considerations applicable to any series of Debentures will be described in the accompanying Prospectus Supplement.

Option to Extend Interest Payment Period

     Under the Indenture, PSE&G shall have the right at any time and from time to time, so long as a Debenture Event of Default has not occurred and is continuing with respect to a series of Debentures, to defer payments of interest by extending the interest payment period for such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSE&G is obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. PSE&G is required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its selection of an Extension Period or any shortening or extension thereof, one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding series of Preferred Securities or payment of interest on the Debentures is required to be given to any national securities exchange on which such series of Debentures or the corresponding Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

     If during any Extension Period PSE&G fails to pay dividends on any shares of PSE&G's preferred stock for four consecutive quarterly periods, pursuant to PSE&G's Restated Certificate of Incorporation, as amended, the holders of PSE&G's preferred stock, voting separately as a single class, are entitled to elect a majority of PSE&G's Board of Directors. Such voting rights of the holders of preferred stock to elect directors shall continue until all accumulated and unpaid dividends thereon have been paid.

Subordination

     The Indenture provides that all payments by PSE&G in respect of the Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium, if any, in respect of (a) indebtedness of PSE&G for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PSE&G;
(ii) all capital lease obligations of PSE&G; (iii) all obligations of PSE&G issued or assumed as the deferred purchase price of property, all conditional sale obligations of PSE&G and all obligations of PSE&G under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of PSE&G for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of PSE&G; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, PSE&G is responsible or liable as obligor, guarantor or otherwise (other than the Guarantee and obligations ranking equal to the Guarantee); and (vi) certain obligations of the type referred to in clauses
(i) through (v) of other persons secured by any lien on any property or asset of PSE&G (whether or not such obligation is assumed by PSE&G), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and for indebtedness between or among PSE&G and its affiliates.

     Upon any payment or distribution of assets or securities of PSE&G, upon any dissolution or winding-up or total or partial liquidation or reorganization of PSE&G, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the Debentures or the Debenture Trustee on behalf of the holders shall be entitled to receive from PSE&G any payment of principal of, premium, if any, or interest on the Debentures or distributions of any assets or securities.

     No direct or indirect payment by or on behalf of PSE&G of principal of, premium, if any, or interest on the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

     If the Debenture Trustee or any holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

     Nothing in the Indenture shall limit the right of the Debenture Trustee or the holders of the Debentures to take any action to accelerate the maturity of the Debentures or to pursue any rights or remedies against PSE&G, provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from PSE&G of principal of or premium, if any, or interest on the Debentures.

     Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PSE&G made on such Senior Indebtedness until the Debentures shall be paid in full.

Certain Covenants of PSE&G

     PSE&G will covenant that it may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (i) during an Extension Period, (ii) if there shall have occurred and is continuing any event that, with the giving of notice or the lapse of time or both, would constitute a Debenture Event of Default or (iii) if PSE&G is in default with respect to its payment or other obligations under any Guarantee. See "--Debenture Events of Default" and "Description of the Guarantee--Guarantee Events of Default."

     Any waiver of any Debenture Event of Default will require the approval of at least a majority of the aggregate principal amount of the Debentures of that series or, if a series of Debentures are held by an Issuer, the approval of at least a majority in aggregate liquidation amount of the Preferred Securities of such Issuer, provided, however, that a Debenture Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on the Debentures may not be waived.

Modification of the Indenture

     From time to time, PSE&G and the Debenture Trustee, without notice to or the consent of any holders of Debentures may amend or supplement the Indenture or the Debentures for any of the following purposes: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the provisions of the Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of the properties as an entirety or substantially as an entirety of PSE&G; (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; (iv) to make any other change that does not in the reasonable judgment of PSE&G adversely affect the rights of any holder of the Debentures; (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or (vi) to set forth the terms and conditions, which shall not be inconsistent with the Indenture, of each additional series of Debentures and the form of Debentures of such series.

     The Indenture contains provisions permitting PSE&G and the Debenture Trustee to modify the Indenture or any supplemental indenture or to waive future compliance by PSE&G with the provisions of the Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the Debentures of each series affected thereby, provided that no such modification, without the consent of each holder of the Debentures may
(i) reduce the principal of such Debentures, (ii) reduce the principal amount of outstanding Debentures of any series the holders of which must consent to an amendment of the Indenture or a waiver, (iii) change the stated maturity of the principal of, premium, if any, or interest on or the rate of interest of the Debentures, (iv) change the redemption provisions applicable to the Debentures adversely to the holders thereof, (v) impair the right to institute suit for the enforcement of any payment with respect to the Debentures, (vi) change the currency in which payments with respect to the Debentures are to be made, or (vii) change the subordination provisions applicable to the Debentures adversely to the holders thereof, provided that if a series of Debentures are held by an Issuer, no amendment shall be made that adversely affects the holders of the Preferred Securities of such Issuer, and no waiver of any Debenture Event of Default with respect to the corresponding series of Debentures or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Preferred Securities of such Issuer.

Debenture Events of Default

     The following are "Debenture Events of Default" with respect to the Debentures of any series: (i) default for 30 days in payment of any interest on any Debenture of that series (other than the payment of interest during an Extension Period); (ii) default in payment of principal of or premium, if any, on any Debenture of that series when the same becomes due and payable; (iii) default for 60 days after receipt by PSE&G of a "Notice of Default" in the performance of or failure to comply with any other covenant or agreements for such series of Debentures or in the Indenture or any supplemental indenture under which such series of Debentures may have been issued or (iv) certain events of bankruptcy, insolvency or reorganization of PSE&G. In case a Debenture Event of Default shall occur and is continuing, other than one relating to bankruptcy, insolvency or reorganization of PSE&G, in which case the principal of premium, if any, and any interest on all of the Debentures shall become immediately due and payable, the Debenture Trustee or the holders at least 25% in aggregate principal amount of the Debentures of that series may declare the principal, together with interest accrued thereon, of all the Debentures of that series to be due and payable; provided, however, that if a series of Debentures are then held by an Issuer, if upon a Debenture Event of Default with respect to such series of Debentures the Debenture Trustee or the holders of at least 25% in aggregate principal amount of such series of Debentures fail to declare the principal of such series of Debentures to be immediately due and payable, then the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities shall have such right by written notice to PSE&G and the Debenture Trustee. The holders of at least a majority in aggregate principal amount of such series of Debentures, by notice to the Debenture Trustee, may rescind an acceleration, provided that if the principal of a series of Debentures has been declared due and payable by the holders of the corresponding Preferred Securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of such series of Preferred Securities.

     PSE&G is required to furnish to the Debenture Trustee annually a statement as to the compliance by PSE&G with all conditions and covenants under the Indenture and the Debentures and as to any Debenture Event of Default.

Consolidation, Merger, Sale or Conveyance

     The Indenture provides that PSE&G may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (i) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of the obligations of PSE&G under the Debentures and the Indenture; (ii) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions prescribed in the Indenture are met.

Defeasance and Discharge

     Under the terms of the Indenture, PSE&G will be discharged from any and all obligations in respect of the Debentures of any series if PSE&G deposits with the Debenture Trustee, in trust, (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Debentures of such series on the dates such payments are due in accordance with the terms of such Debentures.

Information Concerning the Debenture Trustee

     Subject to the provisions of the Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of any series of Debentures or the holders of the related Preferred Securities, unless such holders shall have offered to the Debenture Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of Debentures affected or the holders of at least a majority in aggregate liquidation amount of the related Preferred Securities (with each such series voting as a class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee with respect to such series of Debentures or exercising any trust or power conferred on the Debenture Trustee.

     The Indenture contains limitations on the right of the Debenture Trustee, as a creditor of PSE&G, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a Debenture Event of Default (i) it is a creditor of PSE&G or (ii) if there is a default under the Indenture referred to below.

     First Union National Bank is the Trustee under PSE&G's Indenture dated August 1, 1924, with respect to PSE&G's First and Refunding Mortgage Bonds and PSE&G's Indenture dated as of November 1, 1994, as supplemented, with respect to the MIPs Debentures. PSE&G also maintains other normal banking relationships with First Union National Bank.

Governing Law

     The Indenture will be governed by and construed in accordance with the laws of the State of New Jersey.


                RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                      THE DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on a series of Debentures, such payments will be sufficient to cover the payment of Distributions and redemption and liquidation payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Debentures will be equal to the sum of the aggregate liquidation amount of the corresponding Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on each series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) each Trust Agreement provides that PSE&G shall pay for all and any costs, expenses and liabilities of each Issuer except such Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that each Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Payments of Distributions and redemption and liquidation payments due on the Preferred Securities (to the extent the Issuer thereof has funds available for such payments) are guaranteed by PSE&G as and to the extent set forth under "Description of the Guarantee." If and to the extent that PSE&G does not make payments on any series of Debentures, such Issuer will not pay Distributions or other amounts due on the related Preferred Securities.

     If the Guarantee Trustee fails to enforce any Guarantee, a holder of any corresponding Preferred Security may, after such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against PSE&G to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     Each Issuer's Preferred Securities evidence the rights of the holders thereof to undivided beneficial interests in the assets of such Issuer, and each Issuer exists for the sole purpose of issuing its Trust Securities and investing the proceeds thereof in a corresponding series of Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent the Issuer has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer not involving a distribution of any series of Debentures, the holders of the corresponding Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary liquidation or bankruptcy of PSE&G, the Property Trustee, as holder of the Debentures, would be a creditor of PSE&G, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of PSE&G receive payments or distributions. Since PSE&G is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of PSE&G in the event of liquidation or bankruptcy of PSE&G would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default.


                            PLAN OF DISTRIBUTION

     The Issuers may offer or sell Preferred Securities offered hereby to one or more underwriters for public offering and sale by them. The Issuers may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement. Any such underwriter involved in the offer and sale of the Preferred Securities will be named in an accompanying Prospectus Supplement.

     Underwriters may offer and sell the Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from PSE&G in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by PSE&G on behalf of the Issuers to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with PSE&G and the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Issuers for certain expenses.

     Underwriters and dealers may engage in transactions with, or perform services for, PSE&G and/or any of its affiliates in the ordinary course of business.

     Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by the Issuers for public offering and sale may make a market in such Preferred Securities but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.

                               LEGAL MATTERS

     Certain legal matters will be passed upon for PSE&G by R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSE&G or James T. Foran, Esquire, General Corporate Counsel of PSE&G and by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, special tax counsel to PSE&G, for each Issuer by Richards, Layton & Finger, special Delaware counsel to PSE&G and the Issuers, and for the underwriters by Brown & Wood, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law. R. Edwin Selover, Esquire or James T. Foran, Esquire and Brown & Wood may rely on the opinion of Ballard Spahr Andrews & Ingersoll as to matters of Pennsylvania law and on the opinion of Richards, Layton & Finger as to matters of Delaware law.


                                  EXPERTS

     The consolidated financial statements and related financial statement schedules of PSE&G incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, for the periods indicated in their report thereon which is included in the Annual Report on Form 10-K for the year ended December 31, 1995. The consolidated financial statements and related financial statement schedules audited by Deloitte & Touche LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

========================================     ===================================

                                               __________ Preferred Securities
     No person has been authorized to
give any information or to make any                 PSE&G Capital Trust I
representations other than those
contained in this Prospectus Supplement          _____% Cumulative Quarterly
or the Prospectus and, if given or made,               Income Preferred
such information or representations must             Securities, Series A
not be relied upon as having been
authorized.  This Prospectus Supplement            guaranteed to the extent
and the Prospectus do not constitute an        PSE&G Capital Trust I has funds
offer to sell or the solicitation of any            as set forth herein by
offer to buy any securities other than
the securities described in this                   PUBLIC SERVICE ELECTRIC
Prospectus Supplement and the Prospectus               AND GAS COMPANY
or an offer to sell or the solicitation
of an offer to buy such securities in
any circumstances in which such offer or
solicitation is unlawful.  Neither the
delivery of this Prospectus Supplement                  [LOGO]  PSE&G
or the Prospectus nor any sale made
hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

            ________________


            TABLE OF CONTENTS                    ______________________________

                                    Page
                                    ----              PROSPECTUS SUPPLEMENT

          Prospectus Supplement                  ______________________________

Risk Factors  . . . . . . . . . . . . .
PSE&G Capital Trust I . . . . . . . . .
Public Service Electric and Gas Company
Use of Proceeds . . . . . . . . . . . .
Certain Terms of the Series A
  Preferred Securities  . . . . . . . .
Certain Terms of the Series A
Debentures  . . . . . . . . . . . . . .
United States Taxation  . . . . . . . .
Underwriting  . . . . . . . . . . . . .

               Prospectus

Statement of Available Information  . .
Incorporation of Certain Documents
  by Reference  . . . . . . . . . . . .
The Issuers . . . . . . . . . . . . . .
Public Service Electric and Gas Company
Use of Proceeds . . . . . . . . . . . .
Description of the Preferred Securities
Description of the Guarantee  . . . . .
Description of the Debentures . . . . .
Relationship Among the Preferred
Securities,
  the Debentures and the Guarantee  . .
Plan of Distribution  . . . . . . . . .
Legal Matters . . . . . . . . . . . . .             Goldman, Sachs & Co.
Experts . . . . . . . . . . . . . . . .      Representatives of the Underwriters



========================================     ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     Filing fees--Securities and Exchange Commission . . . . .    $120,690
     Printing . . . . . . . . . . . . . . . . . . . . . . . .    $ 50,000
     New York Stock Exchange listing fee  . . . . . . . . . .    $ 60,820
     Legal fees and Blue Sky fees and expenses  . . . . . . .    $140,000
     Accounting fees  . . . . . . . . . . . . . . . . . . . .    $ 15,000
     Fees and expenses of various Trustees  . . . . . . . . .    $ 20,000
     Rating agencies fees and expenses  . . . . . . . . . . .    $121,000
     Miscellaneous  . . . . . . . . . . . . . . . . . . . . .    $ 22,490
                                                                 --------
          Total . . . . . . . . . . . . . . . . . . . . . .      $550,000
                                                                 ========

____________________
*    Estimated


Item 15.  Indemnification of Directors and Officers.

          Under Section 14A:3-5 of the New Jersey Business Corporation Act,
PSE&G:

     (1) has power to indemnify each director and officer of PSE&G (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director of officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

     (2) has power to indemnify each director and officer of PSE&G against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

     (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

     (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under
(3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

     Subdivision 1 of Article VI of PSE&G's Restated Certificate of Incorporation, as amended, provides as follows:

     1.   Indemnification of Directors, Officers and Employees:

     The corporation shall indemnify to the fullest extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

     Subdivision 5 of Article VI of PSE&G's Restated Certificate of Incorporation, as amended, provides as follows:

     5.   Limitation of Liability:

     To the fullest extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

     PSE&G, as sponsor, has agreed to indemnify the Issuer Trustees for, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any Issuer Trustee, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs of expenses of any Issuer Trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the Trust Agreement.

Item 16.  Exhibits

Exhibit
Numbers
- -------

1         Form of Underwriting Agreement.
3-1       Certificate of Trust for PSE&G Capital Trust I.
3-2       Certificate of Trust for PSE&G Capital Trust II.
3-3       Certificate of Trust for PSE&G Capital Trust III.
3-4       Trust Agreement for PSE&G Capital Trust I.
3-5       Trust Agreement for PSE&G Capital Trust II.
3-6       Trust Agreement for PSE&G Capital Trust III.
3-7 Form of Amended and Restated Trust Agreement (Agreements for PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III will be substantially identical except for names and dates).
4-1 Form of Preferred Security Certificate for PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III (included in
          Exhibit 3-7).
4-2       Form of Deferrable Interest Subordinated Debenture (included in
          Exhibit 4-3).
4-3       Form of Deferrable Interest Subordinated Debenture Indenture.
4-4       Form of Deferrable Interest Subordinated Debenture Supplemental
          Indenture.
4-5 Form of Guarantee Agreement (Agreements will be substantially identical except for names and dates).
5-1 Opinion of James T. Foran, Esquire relating to the legality of the Debentures and the Guarantees, including consent.
5-2 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust I, including consent.
5-3 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust II, including consent.
5-4 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust III, including consent.
8 Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to PSE&G's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9120).
12-2 Computations of Ratios of Earnings to Combined Fixed Charges plus Preferred Securities Dividend Requirements (incorporated by reference to PSE&G's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9120).
23-1      Consent of Independent Auditors.
23-2      Consent of James T. Foran, Esquire (included in Exhibit 5-1).
23-3      Consent of Richards, Layton & Finger (included in Exhibits 5-2, 5-3 and 5-4).
23-4      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.
25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust I.
25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust II.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.
25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust I.
25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust II.
25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.

____________________


Item 17.  Undertakings

     A.   To Update Annually

          The Registrants hereby undertake (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PSE&G pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
(2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Incorporation by Reference

          The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of PSE&G's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D.   Equity Offerings of Nonreporting Registrants

          The Registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     E.   Pricing Information

          The Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrants, PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III each certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of New Jersey, on this 23rd day of April, 1996.


                                   PSE&G Capital Trust I
                                   By: Public Service Electric and Gas Company, as Sponsor


                                     By: /s/ E. James Ferland
                                        ----------------------------------------
                                             E. James Ferland
                                             Chairman of the Board
                                             and Chief Executive Officer

                                   PSE&G Capital Trust II
                                   By: Public Service Electric and Gas Company, as Sponsor


                                     By: /s/ E. James Ferland
                                        ----------------------------------------
                                             E. James Ferland
                                             Chairman of the Board
                                             and Chief Executive Officer

                                   PSE&G Capital Trust III
                                   By: Public Service Electric and Gas Company, as Sponsor


                                     By: /s/ E. James Ferland
                                        ----------------------------------------
                                             E. James Ferland
                                             Chairman of the Board
                                             and Chief Executive Officer

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of New Jersey, on this 23rd day of April, 1996.



                                   Public Service Electric and Gas Company



                                   By: /s/ E. James Ferland
                                      ------------------------------------------
                                           E. James Ferland
                                           Chairman of the Board and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                     Title                     Date
          ---------                     -----                     ----


/s/ E. James Ferland             Chairman of the             April 23, 1996
- ----------------------------     Board and Chief
E. James Ferland                 Executive Officer
                                 and Director
                                 (Principal
                                 Executive Officer)



/s/ Robert C. Murray             Senior Vice                 April 23, 1996
- ----------------------------     President and
    Robert C. Murray             Chief Financial
                                 Officer (Principal
                                 Financial Officer)



/s/ Patricia A. Rado             Vice President and          April 23, 1996
- ----------------------------     Controller
    Patricia A. Rado            (Principal
                                 Accounting
                                 Officer)




/s/ Lawrence R. Codey            Director                    April 23, 1996
- ----------------------------

Lawrence R. Codey


/s/ Raymond V. Gilmartin         Director                    April 23, 1996
- ----------------------------

Raymond V. Gilmartin


/s/ Irwin Lerner                 Director                    April 23, 1996
- ----------------------------

Irwin Lerner


/s/ James C. Pitney              Director                    April 23, 1996
- ----------------------------

James C. Pitney


/s/ Forest J. Remick             Director                    April 23, 1996
- ----------------------------

Forrest J. Remick

                             EXHIBIT INDEX
                             -------------

EXHIBIT
  NO.                          DESCRIPTION
- -------                        -----------


1         Form of Underwriting Agreement.
3-1       Certificate of Trust for PSE&G Capital Trust I.
3-2       Certificate of Trust for PSE&G Capital Trust II.
3-3       Certificate of Trust for PSE&G Capital Trust III.
3-4       Trust Agreement for PSE&G Capital Trust I.
3-5       Trust Agreement for PSE&G Capital Trust II.
3-6       Trust Agreement for PSE&G Capital Trust III.
3-7 Form of Amended and Restated Trust Agreement (Agreements for PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III will be substantially identical except for names and dates).
4-1 Form of Preferred Security Certificate for PSE&G Capital Trust I, PSE&G Capital Trust II and PSE&G Capital Trust III (included in
          Exhibit 3-7).
4-2       Form of Deferrable Interest Subordinated Debenture (included in
          Exhibit 4-3).
4-3       Form of Deferrable Interest Subordinated Debenture Indenture.
4-4       Form of Deferrable Interest Subordinated Debenture Supplemental
          Indenture.
4-5 Form of Guarantee Agreement (Agreements will be substantially identical except for names and dates).
5-1 Opinion of James T. Foran, Esquire relating to the legality of the Debentures and the Guarantees, including consent.
5-2 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust I, including consent.
5-3 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust II, including consent.
5-4 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PSE&G Capital Trust III, including consent.
8 Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to PSE&G's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9120).
12-2 Computations of Ratios of Earnings to Combined Fixed Charges plus Preferred Securities Dividend Requirements (incorporated by reference to PSE&G's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-9120).
23-1      Consent of Independent Auditors.
23-2      Consent of James T. Foran, Esquire (included in Exhibit 5-1).
23-3      Consent of Richards, Layton & Finger (included in Exhibits 5-2, 5-3 and 5-4).
23-4      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.
25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust I.
25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust II.

                             EXHIBIT INDEX
                             -------------

EXHIBIT
  NO.                          DESCRIPTION
- -------                        -----------


25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.
25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust I.
25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust II.
25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.